Exhibit 2.1

Amended Certificate of Incorporation

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1076 of the Oklahoma General Corporation Act, hereby certifies:

The name of the corporation is:

GROWTH STALK HOLDINGS CORP

The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

GROWTH STALK HOLDINGS CORP

11991 N. HWY 99

SEMINOLE, OK 74868

The duration of the domestic for profit business corporation is:

PERPETUAL

The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

Stock Type:	Series:
Common (Voting)

Number of Shares:	Par Value Per Share:
50,000,000	0.0001

Stock Type:	Series:
Preferred (Voting)	Preferred A

Number of Shares:	Par Value Per Share:
1	0.0001

Stock Type:	Series:
Preferred (Non-Voting)	Preferred B

Number of Shares:	Par Value Per Share:
1,610,000	0.0001

Stock Type:	Series:
Preferred (Non-Voting)

Number of Shares:	Par Value Per Share:
3,389,999	0.0001

Additional amendments to the Certificate of Incorporation are: The certificates of designation for the Preferred Series A (1 share) and Preferred Series B (1,610,000 shares) are attached.

IT IS FURTHER CERTIFIED that this corporation has not received any payment for any of its stock.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th of March, 2022 by:

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Signature:	Title:
JOSEPH BABIAK	DIRECTOR

FILED - Oklahoma Secretary of State #1913016223 03/25/2022

# OKLAHOMA Secretary of State Electronic Filing

## Amended Certificate of Incorporation

Document Number 53865560002 Submit Date - 3/25/2022

The date on which the amendment is to be effective, if it is to be effective after the filing date:

The duration of the corporation is:
Perpetual

| | |
|---|---|
| Stock Type:<br>Common (Voting) | Series: |
| Number of Shares:<br>50000000 | Par Value Per Share:<br>$0.000100 |
| Stock Type:<br>Preferred (Voting) | Series:<br>Preferred A |
| Number of Shares:<br>1 | Par Value Per Share:<br>$0.000100 |
| Stock Type:<br>Preferred (Non-Voting) | Series:<br>Preferred B |
| Number of Shares:<br>1610000 | Par Value Per Share:<br>$0.000100 |
| Stock Type:<br>Preferred (Non-Voting) | Series: |
| Number of Shares:<br>3389999 | Par Value Per Share:<br>$0.000100 |

Previous Total Authorized Capital - $5,000.00 New Total Authorized Capital - $5,500.00